UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

The Pulse Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54741

(Commission File Number)

45-4798356

 (IRS Employer Identification No.)

10 Oceana Way

Norwood, Massachusetts 02062

(Address of principal executive offices)(Zip Code)

(781) 821-6600

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2016 and effective December 3, 2015, The Pulse Network, Inc., a Nevada Corporation (the "Company") and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership ("TCA") entered into that certain Third Amendment to the Purchase Agreement (the "Third Amendment") originally entered into on September 30, 2014 (the "Original Purchase Agreement"), together with First Amendment to the Purchase Agreement dated as of December 16, 2014 (the "First Amendment"), and Second Amendment to the Purchase Agreement dated as of April 1, 2015 (the "Second Amendment") (the Original Purchase Agreement, the First Amendment, and the Second Amendment, together with any other amendments, renewals, substitutions, replacements or modifications from time to time, collectively, the "Purchase Agreement"), pursuant to which the Company issued TCA that certain Third Replacement Revolving Note A, dated December 3, 2015 (the "Third Replacement Revolving Note A") TCA that certain Third Replacement Revolving Note B, dated December 3, 2015 (the "Third Replacement Revolving Note B")(collectively, the "Two Third Replacement Revolving Notes"), both of which collectively which amended, restated and superseded the existing Second Replacement Revolving Note issued to TCA on April 1, 2015. The purpose and primary effect of the transactions described above is that the Company was able to reduce its monthly payments due to TCA from $135,000 per month to $50,000 per month.

The Two Third Replacement Revolving Notes are substantially in the same form as Second Replacement Revolving Note but contain a revised payment schedules pursuant to which the Company must make certain daily payments until maturity on December 3, 2016. The Two Third Replacement Revolving Notes pay interest at a rate of 11% per annum. At any time while either of the Two Third Replacement Revolving Notes are outstanding, upon the occurrence of an Event of Default (as defined in the Two Third Replacement Revolving Notes), TCA or any other holder of either of the Two Third Replacement Revolving Notes, may convert all or any portion of the outstanding principal accrued and unpaid interest and any other sums due and payable or under any of the other Transaction Documents (such total amount, the "Conversion Amount") into shares of Common Stock of the Company (the "Conversion Shares") at a price equal to: (i) the Conversion Amount (the numerator); divided by(ii) eighty-five percent (85%) of the lowest volume weighted average price of the Company's Common Stock during the five (5) trading days immediately prior to the conversion date, as indicated in the conversion notice (the denominator) (the "Conversion Price").

In connection with the Purchase Agreement, the Company executed and delivered to TCA various ancillary documents referred to in the Purchase Agreement as the "Transaction Documents." The terms and conditions of the Company's obligations pursuant to the Transaction Documents remain unaffected, and the Company's obligations under the Purchase Agreement and the Two Replacement Revolving Notes remain secured by prior agreements including but not limited to those certain Security Agreements, Pledge Agreements and Validity Certificates.

Simultaneously with and in connection with entering into the Purchase Agreement and making the Two Third Replacement Revolving Notes, the Company entered into that certain Debt Purchase Agreement (the "Debt Purchase Agreement"), dated December 31, 2015, by and among the Company, TCA and Rockwell Capital Partners ("Rockwell"), pursuant to which TCA assigned to Rockwell $300,000 of debt (the "Assigned Debt") evidenced by that certain that certain Second Replacement Revolving Note, dated as of April 1, 2015, in the principal amount of $2,828,037.03 made by the Company to TCA. Under the Debt Purchase Agreement, the Assigned Debt will be assigned from TCA to Rockwell in six tranches of $50,000 each, with the first tranche having been assigned with the execution of the Debt Purchase Agreement, and tranches two though six, taking place 30 days after the assigned of the prior $50,000 tranche assignment.

On January 25, 2016, pursuant to the terms and conditions of the Debt Purchase Agreement, the Company made that certain Fourth Replacement Revolving Note A, dated January 21, 2016, in the principal sum of $50,000 (the "Third Replacement Revolving Note A") that certain Fourth Replacement Revolving Note A, dated January 21, 2016, in the principal sum of $1,867,589.48 (collectively, the "Two Fourth Replacement Revolving Notes"). Two Fourth Replacement Revolving Notes replace the Two Third Replacement Revolving Notes.

The Two Fourth Replacement Revolving Notes pay interest at a rate of 11% per annum. At any time while either of the Two Fourth Replacement Revolving Notes are outstanding, upon the occurrence of an Event of Default (as defined in the Two Fourth Replacement Revolving Notes), TCA or any other holder of either of the Two Fourth Replacement Revolving Notes, may convert all or any portion of the outstanding principal accrued and unpaid interest and any other sums due and payable or under any of the other Transaction Documents (such total amount, the "Conversion Amount") into shares of Common Stock of the Company (the "Conversion Shares") at a price equal to: (i) the Conversion Amount (the numerator); divided by(ii) eighty-five percent (85%) of the lowest volume weighted average price of the Company's Common Stock during the five (5) trading days immediately prior to the conversion date, as indicated in the conversion notice (the denominator) (the "Conversion Price").

The above description of the Transaction Documents, First Amendment, Second Amendment, Third Amendment, Purchase Agreement, the Two Third Replacement Revolving Notes, and the two Fourth Replacement Revolving Notes does not purport to be complete and is qualified in its entirety by the full text of such documents. Third Replacement Revolving Note A and the Third Amendment are attached hereto as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

As further consideration for TCA entering into the Third Amendment and structuring the Purchase Agreement, the Company paid TCA an advisory fee of $500,000 by issuing to TCA 500,00 shares of its Series C Convertible Preferred Stock. A copy of the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of Series D Convertible Preferred Stock is filed as an exhibit to this Form 8-K.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 (Entry into a Material Definitive Agreement) of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02.

The referenced sale of securities, were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") for the private placement of our securities pursuant to Section 4(2) of the Act on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and TCA represented to us that it was an "accredited investor," as defined in the Securities Act.

Item 5.01. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Third Amendment, referenced in Item 1.01 (Entry into a Material Definitive Agreement) of this Form 8-K, on January 7, 2016, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation creating 500,000 shares of Series C Preferred Stock, and issued all 500,000 shares to TCA. The Company's Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of Series C Convertible Preferred Stock is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Certificate of Designation for Series C Preferred Stock
4.1	Amended and Restated Convertible Debenture dated December 9, 2015
4.2	Third Replacement Revolving Note A dated December 3, 2015
4.3	Third Replacement Revolving Note B dated December 3, 2015
4.4	Fourth Replacement Revolving Note A dated January 21, 2015
4.5	Fourth Replacement Revolving Note B dated January 21, 2015
10.1

Third Amendment to Credit Agreement, dated effective December 3, 2015, by and among The Pulse Network, Inc., a Nevada corporation; TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership; The Pulse Network, Inc., a Massachusetts corporation; The Pulse Network Management, LLC, a Massachusetts limited liability company; You Everywhere Now, LLC, a California limited liability company; VoiceFollowUp, LLC, a California limited liability company; and Traffic Geyser, LLC, a California limited liability company.

10.2

Debt Purchase Agreement, dated December 31,2015, by and among The Pulse Network, Inc., a Nevada corporation; TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership; and Rockwell Capital Partners Inc.

10.3	Acknowledgment and Affirmation of Validity Certificates made by Stephen Saber, Nicholas Saber and John Saber.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pulse Network, Inc. (Registrant)

Date: January 27, 2016	By:	/s/ Stephen Saber
	Name:	Stephen Saber
	Title:	Chief Executive Officer

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